UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2005

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2005, BIOLASE Technology, Inc. (the “Company”) entered into an at-will Employment Agreement (the “Employment Agreement”) with Richard L. Harrison, the Company’s newly-appointed Executive Vice President, Chief Financial Officer and Secretary. The Employment Agreement provides that Mr. Harrison will receive an annual base salary of $230,000 and will be eligible for a bonus of up to $100,000, of which $50,000 will be paid in quarterly installments of $12,500 each and the remaining $50,000 will be payable upon the occurrence of certain performance metrics. In addition, the Employment Agreement also provides that Mr. Harrison will receive a non-qualified option to purchase 250,000 shares of the Company’s common stock based upon the closing market price of the common stock on the date the option is granted by the Board. The option vests over a three-year period, with one-third of the option shares becoming vested upon completion of 12 months of service and the remaining two-thirds vesting quarterly over the remaining two years. Mr. Harrison will also be entitled to four weeks of paid vacation and an auto allowance of $1,000 per month.

In the event the Company terminates Mr. Harrison’s employment other than for cause or he resigns for good reason, and providing that he executes a release of claims, he is entitled to receive a severance payment equal to six months of base salary and benefits. Upon a change of control of the Company, any unvested stock options will immediately vest.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 12, 2005, the Company announced that the Board of Directors had accepted the resignation of John W. Hohener, Executive Vice President, Chief Financial Officer and Secretary of the Company effective December 9, 2005. The Company also announced that the Board appointed Richard L. Harrison, 48, to the position of Executive Vice President, Chief Financial Officer and Secretary of the Company effective December 12, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. See Item 1.01 above for a discussion of the material terms of Mr. Harrison’s Employment Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Employment Agreement dated December 12, 2005 between BIOLASE Technology, Inc. and Richard L. Harrison.

99.1	Press release issued December 12, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 12, 2005	BIOLASE TECHNOLOGY, INC.

	By:	/s/ Robert E. Grant
Robert E. Grant
President and
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated December 12, 2005 between BIOLASE Technology, Inc. and Richard L. Harrison.

99.1	Press release issued December 12, 2005.

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